Assignment of Patent

This agreement is dated March 5, 2019

PARTIES

(1) MANCHESTER METROPOLITAN UNIVERSITY, a higher education corporation established under the provisions of the Education Reform Act 1988, of All Saints Building, All Saints, Oxford Road, Manchester M15 6BH **(Assignor)**

(2) PLYMOUTH ROCK TECHNOLOGIES INC. of 202 South Meadow Road, Unit 5 Plymouth, MA 02360, USA **(Assignee)**

BACKGROUND

(A) The Assignor is the applicant for the Patent.

(B) The Assignor has agreed to assign the Patent Rights and Technology to the Assignee on the terms set out in this agreement.

AGREED TERMS

1. INTERPRETATION

The following definitions and rules of interpretation apply in this agreement.

1.1 Definitions:

Business Day: a day, other than a Saturday, Sunday or public holiday in the country of the person receiving the notice.

Effective Date: as defined in clause 2.1.

Patent: the patent application short particulars of which are set out in Schedule 1.

Patent Rights: the Patent including all rights in the patent referred to in clause 2.2.

Technology: Shoe-scanner platform, including motors, radiation source and receivers attached, and Thruvison Imager (Tera Hertz NDT Scanner, asset number 02517), plus linked laptop containing appropriate imager software.

VAT: value added tax or any equivalent tax chargeable in the UK or elsewhere.

1.2 The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.3 References to clauses and Schedules are to the clauses and Schedules of this agreement.

1.4 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.5 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.6 A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.8 A reference to a statute or statutory provision shall include all subordinate legislation made from

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time to time under that statute or statutory provision.

1.9 A reference to **writing** or **written** includes fax and email.

1.10 Any words following the terms **including**, **include**, **in particular**, **for example** or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.11 A **person** includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's legal and personal representatives, successors and permitted assigns.

1.12 Any sum payable by one party to the other is stated exclusive of VAT, which will be payable in addition as required by law.

2. ASSIGNMENT

2.1 In consideration of $Canadian 30,000 plus VAT (if any is payable) (the "**Consideration**") the Assignor assigns to the Assignee absolutely such right, title and interest as the Assignor owns in the Patent Rights. Such assignment shall take effect on the **Effective Date**, being the date the Assignor receives the Consideration in full in cleared funds in the account specified in Schedule 3, the Assignee to pay the Consideration as aforesaid forthwith after signing this agreement, subject to prior receipt of the Assignor's invoice for the Consideration to be issued to:

Vivian Katsuris
Plymouth Rock Technologies Inc.
300-2015 Burrard Street
Vancouver BC V6J 3H4
Phone: +1-604-563-7347, +1-888-509-1353
Email: info@plyrotech.com

For the avoidance of doubt, the Consideration is payable in addition to the Option Fee already paid pursuant to the Option Agreement referred to in clause 6.1.

2.2 The assignment of the Patent Rights includes

(a) any continuations, continuations in part, extensions, reissues, divisions, and any patent supplementary protection certificates and similar rights based on, or deriving priority from, the Patent;

(b) the right to apply for, prosecute and obtain patent or similar protection throughout the world for the inventions claimed in the Patent and the right to claim priority therefrom (including under the Paris Convention when making applications in countries or territories outside the UK) so that the grant of any patent or similar protection will be in the name of the Assignee;

(c) the right to bring, make, oppose, defend, appeal proceedings, claims or actions and obtain relief (and to retain any damages recovered) in respect of any infringement, or any other cause of action arising from ownership, of the Patent, whether occurring before, on or after the date of this assignment.

2.3 On the later of the Effective Date or 1st May 2019 the Assignor assigns to the Assignee absolutely such right, title and interest as it owns in and to the Technology. Following such assignment the Assignor shall make the Technology available for collection by the Assignee from the Assignor at the expense and risk of the Assignee at a time agreed between the parties.

2.4 Notwithstanding clauses 2.1 and 2.2 the assignment of the Patent Rights is subject to the non-exclusive perpetual and irrevocable licence for the Assignor to continue to use the Patent Rights for the purpose of research, scholarly publication, academic teaching and educational or other non-commercial purposes.

2.5 In all commercialisation and publicity of the invention claimed in the Patent Rights the Assignee shall, in a form approved by the Assignor (such approval not to be unreasonably withheld or

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delayed), acknowledge the Assignor's contribution to such invention.

3. WARRANTIES

3.1 The Assignor warrants that as at the Effective Date it is the registered proprietor of the Patent and that it has not received notice from any third party that such third party owns or claims any rights in the Patent.

3.2 Without limiting the scope of clause 3.1, the Assignor does not give any express or implied warranty, representation or undertaking:

(a) as to the efficacy or usefulness of the Patent Rights or the Technology;

(b) that the Patent is or will be valid or subsisting or will proceed to grant;

(c) that the use of the Patent Rights, the manufacture, sale or use of the products incorporating any of the Patent Rights or the exercise of any other rights granted under this agreement will not infringe the intellectual property rights or other rights of any person;

(d) that the use of the Patent Rights or Technology will produce products which are of satisfactory quality, fit for any purpose for which they are intended; durable for any period of time or corresponding with a particular description.

3.3 The Assignee acknowledges that the Technology and Patent Rights are transferred on an "as is" basis.

3.4 The Assignee is responsible for the commercialisation, promotion, design and construction of the products incorporating any of the Patent Rights, and their testing and compliance with any applicable law and regulations, and the Assignor shall have no responsibility or liability in respect thereof and the Assignee shall indemnify the Assignor and every employee of the Assignor, and keep them fully and effectively indemnified, in respect thereof and in respect of any claim arising out of the matters referred to in clauses 3.2(a) to (d).

4. ANNOUNCEMENTS

4.1 No party shall make, or permit any person to make, any public announcement concerning the existence, subject matter or terms of this agreement, or the relationship between the parties, without the prior written consent of the other party, except as required by law, any governmental or regulatory authority (including, without limitation, any relevant securities exchange), or any court or other authority of competent jurisdiction.

5. WAIVER

5.1 No failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

6. ENTIRE AGREEMENT & RELATIONSHIP

6.1 This agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements (including, without limitation, the Option Agreement between the parties in relation to the Patent), promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

6.2 Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement.

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6.3 Nothing in this clause 6 will limit or exclude any liability in respect of fraud or fraudulent misrepresentation.

6.4 Nothing contained in this agreement, and no action taken pursuant to it, will be deemed to constitute the parties a partnership, joint venture, or principal and agent. Neither party has any authority to act or make any commitments on the other party's behalf.

7. VARIATION

7.1 No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

8. SEVERANCE

8.1 If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this agreement.

8.2 If any provision or part-provision of this agreement is deemed deleted under Clause 8.1, the parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.

9. COUNTERPARTS

9.1 This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

10. THIRD PARTY RIGHTS

10.1 This agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this agreement.

11. NOTICES

11.1 Any notice given to a party under or in connection with this agreement shall be in writing and shall be:

(a) delivered by hand or by pre-paid airmail post at the address referred to in Schedule 3, in either case on the basis that it must to be signed for on delivery; or

(b) sent by email to the address specified in Schedule 3, provided that a confirmatory copy of the notice or communication is sent in accordance with clause 11.1(a).

11.2 Subject to clause 11.3, any notice shall be deemed to have been received:

(a) if in accordance with clause11.1(a), on signature of a delivery receipt;

(b) if sent by email and confirmatory copy in accordance with clause 11.1(b), at the time of transmission of the email, unless a notice of non-delivery of the email is received when the notice shall be deemed to be received at the time the confirmatory copy is deemed received under clause 11.2(a).

11.3 If a notice is deemed to have been received pursuant to clause 11.1 on a day that is not a Business Day, or after 17.00 on a Business Day, it shall be deemed to have been received on the next Business Day.

11.4 This clause does not apply to the service of any proceedings or other documents in any legal action.

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SCHEDULE 1: PATENT

Scanning Apparatus
UK patent application GB 2516410 A
Awaiting first examination by the UK IPO

[redacted]

SCHEDULE 2: ASSIGNOR BANK ACCOUNT DETAILS

Account number: 50603570

Account name: The Manchester Metropolitan University

Bank: Barclays Bank plc, Barclays Business Centre, Manchester City Office, P.O. Box 357, 51 Mosley Street, Manchester M60 2AU

Sort code: 20 55 34

IBAN code: GB07BARC20553450603570

SWIFT code: BARCGB22

SCHEDULE 3: NOTICES

Notices to be delivered in accordance with clause 11.1(a) shall be delivered to that party's address at the top of this agreement (or such changed address as a party may notify the other in writing) marked for the attention of, in the case of:

The Assignor: the Director of Legal

The Assignee: Vivian Katsuris, Director, Plymouth Rock Technologies

Notices to be delivered by email in accordance with clause 11.1(b) shall be delivered to that party's email address as set out below (or such changed address as a party may notify the other in writing):

Assignor: legal@mmu.ac.uk, marked for the attention of the Legal Director.

Assignee: Vivian@plyrotech.com marked for the attention of Vivian Katsuris

12. GOVERNING LAW & JURISDICTION

12.1 This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

12.2 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

This agreement has been entered into on the date stated at the beginning of it.

Signed for and on behalf of Manchester Metropolitan University by:

Name:............................

Position:..........................

Date:..............................

Signed for and on behalf of Plymouth Rock Technologies Inc by:

Name: Dana E. Wheeler

Position: President + CEO

Date: March 5, 2019